UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                            SCHEDULE 14A
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                 INFORMATION REQUIRED IN PROXY STATEMENT
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                      AG SERVICES OF AMERICA, INC.
                      ----------------------------

          (Name of Registrant as Specified in Its Charter)

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Ag Services of America, Inc.
P.O. Box 668
1309 Technology Pkwy
Cedar Falls, IA 50613
NYSE:  ASV

Contact: Gaylen Miller
Ag Services of America, Inc.
Phone 319-277-0261
Fax 319-277-0144
Email  gaylen.miller@agservices.com

News Release

           Ag Services of America to be acquired by Rabobank Group

Cedar Falls, Iowa, November 3, 2003/Business Wire: Ag Services of America, Inc. (NYSE: ASV) announced today that Rabobank International, the corporate and investment banking arm of the Netherlands-based Rabobank Group, has entered into a definitive agreement to acquire the Company.

Under the terms of the agreement, Rabobank would purchase 100% of the common stock of Ag Services in an all cash transaction, at a price of $8.50 per common share of the Company's stock, a premium of approximately 39% over the closing price of $6.12 on October 31, 2003. This price values the total issued shares of Ag Services at approximately $47 million. The acquisition is anticipated to close on or about December 31, 2003, subject to Ag Services shareholder approval and Dutch Central Bank approval.

Headquartered in Cedar Falls, Iowa, Ag Services provides operating credit to producers and administers financing programs for input retailers and suppliers in agricultural markets throughout the central United States. For the 2003 crop season the Company originated approximately $265 million in loans and has 116 employees.

The acquisition of Ag Services of America is a part of Rabobank's strategy of exporting its core competencies in retail banking and agricultural lending from its home market (The Netherlands) to the most promising markets around the world. This purchase builds upon recent U.S. acquisitions including VIB Corp of California and Lend Lease Agri-Business of St. Louis, Missouri. As one of the largest agricultural banks in the world, all three acquisitions are expected to increase and strengthen Rabobank's direct access to U.S. agricultural markets and enhance its U.S. retail banking business.

Cor Broekhuyse, Regional Head of the Americas for Rabobank International, said, "We are very pleased about the acquisition of Ag Services, which complements our previous investments in VIB and Lend Lease
(now RaboAgrifinance). We will now be able to effectively deliver all the financing products that our farming clients need, both short term and long term."

"Given Rabobank's dedication to agriculture, we are excited to become part of a group that closely represents the ideals we have based our company on for the past 18 years," stated management for Ag Services of America. "Standard and Poor's and Moody's have given Rabobank the highest credit rating possible for more than 15 years making it one of the most financially stable institutions in the world. While growers have found significant value in our credit products in the past, becoming part of a global ag network with immense resources and financial stability will enhance our business and allow us to re-focus our resources and talents on even more competitive products and services to meet the growing needs of commercial producers."

Ag Services of America also announced that it has reached a separate agreement with Rabobank to provide a $215 million line of credit. This line of credit will be immediately available for the Company to begin making loan commitments for the 2004 crop year.

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Rabobank in the US
The Rabobank Group's U.S. operations, Rabobank International USA (http:/www.rabobank.com), offer corporate and investment banking services, primarily in the food and agriculture industry, through offices in New York, Atlanta, Chicago, Dallas and San Francisco. Through Valley Independent
Bank (http://www.vibank.com), Rabobank offers retail banking services in California. DLL USA, another U.S. member of the Rabobank Group, (http://www.delagelanden.com) offers leasing and vendor financing, and Robeco (http://www.robeco.com) offers a wide range of investment and advisory products through its subsidiaries Weiss, Peck & Greer, Harbor Capital and Sage Capital.

About Ag Services of America, Inc.
Ag Services of America, Inc. (http://www.agservices.com) is one of the leading providers of crop input financing and agricultural services to primarily corn and soybean growers in the central U.S. The Company offers competitive and flexible financing packages through its primary product, AgriFlex Credit(R). The Company also administers additional financing programs for various suppliers, manufacturers and distributors in the agricultural industry and provides ancillary services such as crop insurance and grain marketing.

The Private Securities Litigation Reform Act of 1995 provides a
"safe harbor" for forward-looking statements. This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially, include the following: general economic conditions within the agricultural industry; changes in agricultural regulations; unknown risks; timing and/or probability of consummating the Rabobank transaction; an unexpected vote by shareholders rejecting the Rabobank transaction; an unexpected withdrawal by Rabobank of the investment offered; and the risks described from time to time in the Company's
SEC reports.

AgriFlex Credit is a registered trademark of Ag Services of America, Inc. All other trademarks or product names are the property of their respective owners.

For more information visit www.agservices.com or www.rabobank.com

                          END OF PRESS RELEASE

Additional Information and Where to Find It

Ag Services of America, Inc. intends to file a preliminary proxy statement regarding the proposed acquisition with the Securities and Exchange Commission, and it intends to mail a definitive proxy statement to its stockholders regarding the acquisition. Investors and stockholders of Ag Services of America are urged to read the definitive proxy statement when it becomes available because it will contain important information about Ag Services of America and the proposed acquisition. Investors and stockholders may obtain a free copy of the definitive proxy statement (when it is available) and all of Ag Services of America's annual, quarterly and special reports at the SEC's web site at www.sec.gov. A free copy of the definitive proxy statement and all of Ag Services of America's annual, quarterly and special reports may also be obtained from Ag Services of America by directing a request to Investor Relations at (319) 277-0261. Ag Services of America and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Ag Services of America's stockholders in favor of the proposed acquisition. Information regarding the security ownership and other interests of Ag Services of America's executive officers and directors will be included in the definitive proxy statement.

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